SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549

                                    FORM  8-K/A

                                AMENDMENT  NO.  2

                                 CURRENT  REPORT

                                    PURSUANT
                          TO  SECTION  13  OR  15(D)  OF  THE
                         SECURITIES  EXCHANGE  ACT  OF  1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 18, 2003
   --------------------------------------------------------------------------


                                NS8 CORPORATION
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     333-75956               13-4142621
           --------                     ---------               ----------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)    (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION  NO.)



  Two Union Square Center, 601 Union Street, Suite 4200, Seattle, WA   98101
  ---------------------------------------------------------------------------
               (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)       (ZIP  CODE)

                                  (604)677-6994
                                   ------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


    SUITE 200, 11311 HOWE STREET, VANCOUVER, BRITISH COLUMBIA V6Z 2P3, CANADA
    --------------------------------------------------------------------------
                  (FORMER  ADDRESS  IF  CHANGED  SINCE  LAST  REPORT)

                                EXPLANATORY NOTE

     NS8 Corporation ("NS8" or the "Registrant") filed a report on Form 8-K and a report on Form 8-K/A, Date of Report (date of earliest event reported)
December 18, 2003 regarding its acquisition of Canonline Global Media, Inc. ("CGMI"), a Washington State Corporation. The reports were filed with the Securities and Exchange Commission on December 24, 2003 and January 30, 2004, respectively.

     As required under the instructions to Form 8-K, Registrant is filing this Report on Form 8-K/A to include the financial statements of CGMI.

ITEM  7.  FINANCIAL  STATEMENTS,PRO  FORMAFINANCIAL  INFORMATION  AND  EXHIBITS.
          ----------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired. Audited financial statements of CGMI as of and for the year ended December 31, 2002, and unaudited financial statements as of and for the period ended September 30, 2003, are included beginning immediately following the signature page to this Report.

(b) Pro Forma Financial Information. Pro forma financial information for the year ended December 31, 2002 and for the period ended September 30, 2003, are included beginning immediately following the financial statements.

(c)  Exhibits.

                                   SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE EXCHANGE ACT, THE REGISTRANT CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                       NS8 CORPORATION (FORMERLY
                                                       DELIVERY  NOW  CORP.)
                                                       (REGISTRANT)


DATE:  MARCH  2,  2004                            BY:  /s/ PETER  HOGENDOORN
                                                       ---------------------
                                                       PETER  HOGENDOORN,
                                                       PRESIDENT

                                     CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                        CONTENTS
                            DECEMBER 31, 2002 AND SEPTEMBER 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                    Page

INDEPENDENT  AUDITOR'S  REPORT                                      F-2

CONSOLIDATED  FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                F-3 - F-4

     Consolidated  Statements  of  Operations                       F-5

     Consolidated  Statements  of  Comprehensive  Loss              F-6

     Consolidated Statements of Shareholders' Equity (Deficit)    F-7 - F-9

     Consolidated  Statements  of  Cash  Flows                    F-10 - F-12

     Notes  to  Consolidated  Financial  Statements               F-13 - F-25

                          INDEPENDENT AUDITOR'S REPORT


Board  of  Directors,  Shareholders,  and  Members
CanOnline  Global  Media,  Inc.  and  subsidiary
(development  stage  companies)

We have audited the accompanying consolidated balance sheet of CanOnline Global Media, Inc. and subsidiary (development stage companies) as of December 31, 2002, and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CanOnline Global Media, Inc. and subsidiary (development stage companies) as of December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2002, the Company incurred a net loss of $893,031 and had negative cash flows from operations of $308,574. In addition, the Company had an accumulated deficit of $1,549,695 at December 31, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP
SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
January  27,  2004

                                               CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                             (DEVELOPMENT STAGE COMPANIES)
                                                               CONSOLIDATED BALANCE SHEETS
                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
------------------------------------------------------------------------------------------

                                         ASSETS

                                                         September 30,    December 31,
                                                             2003             2002
                                                        ---------------  --------------
                                                          (unaudited)
CURRENT ASSETS
  Cash and cash equivalents. . . . . . . . . . . . . .  $       35,429   $      32,002
  Accounts receivable. . . . . . . . . . . . . . . . .          29,907               -
  Prepaid expenses and other current assets. . . . . .         101,052          11,171
                                                        ---------------  --------------

    Total current assets . . . . . . . . . . . . . . .         166,388          43,173

PROPERTY AND EQUIPMENT, net. . . . . . . . . . . . . .         101,119          18,758
                                                        ---------------  --------------

          TOTAL ASSETS . . . . . . . . . . . . . . . .  $      267,507   $      61,931
                                                        ===============  ==============

                        LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                         September 30,     December 31,
                                                             2003             2002
                                                        ---------------  --------------
                                                          (unaudited)
CURRENT LIABILITIES
  Accounts payable and accrued expenses. . . . . . . .  $      146,611   $     167,246
  Accrued payroll. . . . . . . . . . . . . . . . . . .       1,098,877         640,582
  Convertible debentures . . . . . . . . . . . . . . .         600,000           1,967
  Current portion of capital lease obligations . . . .          14,385          20,687
  Deferred revenue . . . . . . . . . . . . . . . . . .          27,769               -
  Loans from officers/shareholders . . . . . . . . . .         424,810         275,186
                                                        ---------------  --------------

    Total current liabilities. . . . . . . . . . . . .       2,312,452       1,105,668

CAPITAL LEASE OBLIGATIONS, net of current portion. . .           9,715               -
                                                        ---------------  --------------

      Total liabilities. . . . . . . . . . . . . . . .       2,322,167       1,105,668
                                                        ---------------  --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
  Preferred stock, $0.001 par value
    50,000,000 shares authorized
    0 (unaudited) and 0 shares
      issued and outstanding . . . . . . . . . . . . .               -               -
  Common stock, $0.001 par value
    300,000,000 shares authorized
    60,151,061 (unaudited) and 47,564,633 shares
      issued and outstanding . . . . . . . . . . . . .          60,151          47,565
  Additional paid-in capital . . . . . . . . . . . . .       2,185,354         511,719
  Deferred compensation. . . . . . . . . . . . . . . .        (656,070)        (56,000)
  Accumulated other comprehensive income (loss). . . .         (20,834)          2,674
  Deficit accumulated in the development stage . . . .      (3,623,261)     (1,549,695)
                                                        ---------------  --------------

        Total shareholders' deficit. . . . . . . . . .      (2,054,660)     (1,043,737)
                                                        ---------------  --------------

          TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT.  $      267,507   $      61,931
                                                        ===============  ==============

                                                         CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                                       (DEVELOPMENT STAGE COMPANIES)
                                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001,
                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED), AND
                     FOR THE PERIOD FROM JUNE 18, 2000 (INCEPTION) TO SEPTEMBER 30, 2003 (UNAUDITED)
----------------------------------------------------------------------------------------------------

                                                                                         For the
                                                                                       Period from
                                                                                         June 18,
                                                                                           1999
                               For the Nine Months Ended       For the Year Ended       (Inception)
                                      September 30,               December 31,              to
                               --------------------------  --------------------------  September 30,
                                   2003          2002          2002          2001          2003
                               ------------  ------------  ------------  ------------  ------------
                               (unaudited)   (unaudited)                               (unaudited)
OPERATING EXPENSES
  Research and development. .  $   414,789   $    23,160   $    95,723   $    32,759   $   631,861
  General and administrative.    1,622,619       480,609       825,804       366,974     2,991,541
                               ------------  ------------  ------------  ------------  ------------

Total operating expenses. . .    2,037,408       503,769       921,527       399,733     3,623,402
                               ------------  ------------  ------------  ------------  ------------

LOSS FROM OPERATIONS. . . . .   (2,037,408)     (503,769)     (921,527)     (399,733)   (3,623,402)
                               ------------  ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSE)
  Other income. . . . . . . .          821        31,665        35,165        13,163        49,149
  Interest expense. . . . . .      (36,979)       (2,377)       (6,669)       (5,360)      (49,008)
                               ------------  ------------  ------------  ------------  ------------

Total other income (expense).      (36,158)       29,288        28,496         7,803           141
                               ------------  ------------  ------------  ------------  ------------

NET LOSS. . . . . . . . . . .  $(2,073,566)  $  (474,481)  $  (893,031)  $  (391,930)  $(3,623,261)
                               ============  ============  ============  ============  ============

BASIC AND DILUTED LOSS PER
  SHARE . . . . . . . . . . .  $     (0.04)  $     (0.01)  $     (0.02)  $     (0.01)
                               ============  ============  ============  ============

WEIGHTED-AVERAGE SHARES
  OUTSTANDING . . . . . . . .   55,801,165    40,460,859    41,870,714    38,819,549
                               ============  ============  ============  ============


                                                         CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                                       (DEVELOPMENT STAGE COMPANIES)
                                                       CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                                     FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001,
                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED), AND
                     FOR THE PERIOD FROM JUNE 18, 2000 (INCEPTION) TO SEPTEMBER 30, 2003 (UNAUDITED)
----------------------------------------------------------------------------------------------------

                                                                                       For the
                                                                                     Period from
                                                                                      June 18,
                                                                                        1999
                                For the Nine Months Ended     For the Year Ended     (Inception)
                                       September 30,             December 31,            to
                                --------------------------  ----------------------  September 30,
                                    2003          2002         2002        2001         2003
                                ------------  ------------  ----------  ----------  ------------
                                (unaudited)   (unaudited)                            (unaudited)
NET LOSS . . . . . . . . . . .  $(2,073,566)  $  (474,481)  $(893,031)  $(391,930)  $(3,623,261)

OTHER COMPREHENSIVE INCOME
  (LOSS)
    Foreign currency exchange
      gains (losses) . . . . .      (23,508)       (3,829)     (2,518)      5,873       (20,834)
                                ------------  ------------  ----------  ----------  ------------

COMPREHENSIVE LOSS . . . . . .  $(2,097,074)  $  (478,310)  $(895,549)  $(386,057)  $(3,644,095)
                                ============  ============  ==========  ==========  ============

                                                                                       CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                            FOR THE PERIOD FROM JUNE 18, 1999 (INCEPTION) TO DECEMBER 31, 2002 AND
                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                         Accumulated       Deficit
                                                                                            Other        Accumulated
                                                            Additional                  Comprehensive      in the
                                         Common Stock        Paid-In      Deferred         Income        Development
                                  ----------------------  ------------
                                     Shares       Amount     Capital    Compensation       (Loss)           Stage        Total
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------
BALANCE, JUNE 18, 1999 . . . . .            -   $     -   $         -   $          -   $            -   $          -   $         -
  (INCEPTION). . . . . . . . . .
ISSUANCE OF SHARES FOR CASH. . .    4,130,000     4,130         1,486                                                        5,616
CONVERSION OF DEBT TO COMMON
  STOCK. . . . . . . . . . . . .   29,281,406    29,281        10,532                                                       39,813
NET LOSS                                                                                                     (31,905)      (31,905)
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------

BALANCE, DECEMBER 31, 1999 . . .   33,411,406    33,411        12,018              -               -         (31,905)       13,524
EXERCISE OF STOCK OPTIONS. . . .    2,000,000     2,000        (2,000)                                                           -
OPTIONS GRANTED FOR SERVICES                                    3,400                                                        3,400
ISSUANCE OF SHARES FOR SERVICES.       20,000        20         1,000                                                        1,020
ISSUANCE OF SHARES FOR CASH. . .    3,239,112     3,239       280,900                                                      284,139
ISSUANCE OF SHARES FOR OFFERING
  COSTS. . . . . . . . . . . . .      150,000       150        22,350                                                       22,500
OFFERING COSTS                                                (33,242)                                                     (33,242)
FOREIGN EXCHANGE TRANSLATION                                                                     (681)                        (681)
NET LOSS                                                                                                    (232,829)     (232,829)
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------

BALANCE, DECEMBER 31, 2000 . . .   38,820,518   $38,820   $   284,426   $          -   $         (681)  $   (264,734)   $   57,831
CONVERSION OF DEBT TO COMMON
  STOCK. . . . . . . . . . . . .       35,667        36         5,314                                                        5,350
EXERCISE OF OPTIONS. . . . . . .      450,000       450          (450)                                                           -
ISSUANCE OF SHARES FOR SERVICE .       50,000        50           150                                                          200
BUY-BACK OF SHARES . . . . . . .   (1,025,000)   (1,025)       (1,637)                                                      (2,662)
FOREIGN EXCHANGE TRANSLATION                                                                    5,873                        5,873
NET LOSS                                                                                                    (391,930)     (391,930)
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------

BALANCE, DECEMBER 31, 2001 . . .   38,331,185    38,331       287,803              -            5,192       (656,664)     (325,338)
CONVERSION OF DEBT TO COMMON
  STOCK. . . . . . . . . . . . .    7,923,448     7,924       144,376                                                      152,300
ISSUANCE OF SHARES FOR EMPLOYEE
  COMPENSATION . . . . . . . . .    2,310,000     2,310        78,540        (56,000)                                       24,850
CANCELLATION OF SHARES . . . . .   (1,000,000)   (1,000)        1,000                                                            -
FOREIGN EXCHANGE TRANSLATION                                                                   (2,518)                      (2,518)
NET LOSS                                                                                                    (893,031)     (893,031)
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------

BALANCE, DECEMBER 31, 2002 . . .   47,564,633   $47,565   $   511,719   $    (56,000)  $        2,674   $ (1,549,695)  $(1,043,737)
CONVERSION OF DEBT (unaudited) .    6,571,428     6,571       224,450                                                      231,021
ISSUANCE OF SHARES FOR CASH
  (unaudited). . . . . . . . . .    2,100,000     2,100       697,900                                                      700,000
ISSUANCE OF SHARES FOR
  EMPLOYEE COMPENSATION
  (unaudited). . . . . . . . . .    3,415,000     3,415       734,285       (600,070)                                      137,630
ISSUANCE OF SHARES FOR SERVICES
  (unaudited). . . . . . . . . .      500,000       500        17,000                                                       17,500
FOREIGN EXCHANGE TRANSLATION                                                                  (23,508)                     (23,508)
NET LOSS (unaudited)                                                                                      (2,073,566)   (2,073,566)
                                  ------------  --------  ------------  -------------  ---------------  -------------  ------------

BALANCE, SEPTEMBER 30, 2003
  (unaudited). . . . . . . . . .   60,151,061   $60,151   $ 2,185,354   $   (656,070)  $      (20,834)  $ (3,623,261)  $(2,054,660)
                                  ============  ========  ============  =============  ===============  =============  ============

                                                                      CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                                                    (DEVELOPMENT STAGE COMPANIES)
                                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                  FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001,
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED), AND
                                  FOR THE PERIOD FROM JUNE 18, 2000 (INCEPTION) TO SEPTEMBER 30, 2003 (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------

                                                                                                    For the
                                                                                                  Period from
                                                                                                   June 18,
                                                                                                     1999
                                             For the Nine Months Ended     For the Year Ended     (Inception)
                                                    September 30,             December 31,            to
                                           ----------------------------  ----------------------  September 30,
                                                 2003          2002         2002        2001         2003
                                             ------------  ------------  ----------  ----------  ------------
                                             (unaudited)   (unaudited)                           (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net loss. . . . . . . . . . . . . . . . .  $(2,073,566)  $  (474,481)  $(893,031)  $(391,930)  $(3,623,261)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization . . . .       18,663         5,553       7,732      17,337        36,531
      Issuance of stock for compensation. .      137,630             -      24,850           -       162,480
      Issuance of stock for services. . . .       17,500             -           -         200        18,720
      Options granted for services. . . . .            -             -           -           -         3,400
      (Increase) decrease in
        Accounts receivable . . . . . . . .      (29,907)       12,796      12,796      (7,928)      (29,907)
        Prepaid expenses and other
          current assets. . . . . . . . . .      (89,881)          998      (1,015)      3,856      (101,052)
      Increase (decrease) in
        Accounts payable and accrued
          expenses. . . . . . . . . . . . .      (20,635)       32,714      91,719      52,299       146,611
        Accrued payroll . . . . . . . . . .      458,295       314,956     448,375     192,207     1,098,877
        Deferred revenue. . . . . . . . . .       27,769             -           -           -        27,769
                                             ------------  ------------  ----------  ----------  ------------

Net cash used in operating activities . . .   (1,554,132)     (107,464)   (308,574)   (133,959)   (2,259,832)
                                             ------------  ------------  ----------  ----------  ------------

CASH FLOWS FROM INVESTING
ACTIVITIES
  Sale (purchase) of property and
    equipment . . . . . . . . . . . . . . .      (80,409)      (15,150)    (23,149)         90       (92,869)
                                             ------------  ------------  ----------  ----------  ------------

Net cash provided by (used in) investing
  activities. . . . . . . . . . . . . . . .      (80,409)      (15,150)    (23,149)         90       (92,869)
                                             ------------  ------------  ----------  ----------  ------------

CASH FLOWS FROM FINANCING
ACTIVITIES
  Book overdraft. . . . . . . . . . . . . .            -        14,169           -           -             -
  Purchase of common stock. . . . . . . . .            -             -           -      (2,662)       (2,662)
  Proceeds from issuance of common
    stock . . . . . . . . . . . . . . . . .      700,000             -           -           -     1,012,254
  Offering costs. . . . . . . . . . . . . .            -             -           -           -       (33,242)
  Proceeds from convertible debentures. . .      598,033             8         218       1,948       600,000
  Proceeds from loans from officers/
    shareholders. . . . . . . . . . . . . .      380,645       110,016     363,775      68,936       853,295
  Payments on capital lease obligations . .      (17,202)            -           -      (1,276)      (20,681)
                                             ------------  ------------  ----------  ----------  ------------

Net cash provided by financing
  activities. . . . . . . . . . . . . . . .    1,661,476       124,193     363,993      66,946     2,408,964
                                             ------------  ------------  ----------  ----------  ------------
EFFECT OF EXCHANGE RATE
  CHANGES ON CASH . . . . . . . . . . . . .  $   (23,508)  $    (3,829)  $  (2,518)  $   5,873   $   (20,834)
                                             ------------  ------------  ----------  ----------  ------------

Net increase (decrease) in cash
  and cash equivalents. . . . . . . . . . .        3,427        (2,250)     29,752     (61,050)       35,429

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD . . . . . . . . . . .       32,002         2,250       2,250      63,300             -
                                             ------------  ------------  ----------  ----------  ------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD . . . . . . . . . . . . . .  $    35,429   $         -   $  32,002   $   2,250   $    35,429
                                             ============  ============  ==========  ==========  ============


SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

  INTEREST PAID . . . . . . . . . . . . . .  $    36,979   $     2,377   $   6,669   $   5,360   $    49,082
                                             ============  ============  ==========  ==========  ============

                                     CANONLINE GLOBAL MEDIA, INC. AND SUBSIDIARY
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001, FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED), AND
 FOR THE PERIOD FROM JUNE 18, 2000 (INCEPTION) TO SEPTEMBER 30, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES During the year ended December 31, 2002, the Company issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

During the year ended December 31, 2001, the Company issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

During the nine months ended September 30, 2003, the Company completed the following:

- issued 6,571,428 shares (unaudited) of common stock for the conversion of a note payable of $231,021 (unaudited).

- entered into a capital lease agreement for equipment valued at $20,615 (unaudited).

During the nine months ended September 30, 2002, the Company issued 5,423,448 shares (unaudited) of common stock for the conversion of a note payable of $102,300 (unaudited).

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.


NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2002 and the nine months ended September 30, 2003, the Company incurred net losses of $893,031 and $2,073,566 (unaudited), respectively, and had negative cash flows from operations of $308,574 and $1,554,132 (unaudited), respectively. In addition, the Company had accumulated deficits of $1,539,704 and $3,623,261 (unaudited) at December 31, 2002 and September 30, 2003, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2003 by issuing debt and equity securities and by the continued development of its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of CGMI and its wholly owned subsidiary, CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Income  (Loss)
-----------------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

Cash  and  Cash  Equivalents
----------------------------
For the purpose of the statements of cash flows, the Company consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property  and  Equipment
------------------------
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued payroll, and deferred revenue. The book value of all other financial instruments are representative of their fair values.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Since their effect would have been anti-dilutive, common stock equivalents totaling 14,886,702 options (unaudited) for common stock were excluded from the calculation of diluted loss per share for the nine months ended September 30, 2003. The Company did not have any anti-dilutive common stock equivalents for the years ended December 31, 2002 and 2001 or the nine months ended September 30, 2002.

Research  and  Development
--------------------------
Research  and  Development  costs  are  charged  to  operations  as  incurred.

Income  Taxes
-------------
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity as accumulated other comprehensive income (loss).

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations  of  Credit  Risk
--------------------------------
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Recently  Issued  Accounting  Pronouncements
--------------------------------------------
In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after September 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after September 30, 2003. This statement is not applicable to the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to the Company.

NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property and equipment at December 31, 2002 and September 30, 2003 consisted of the following:



                                                   September 30,   December 31,
                                                        2003           2002
                                                   --------------  -------------
                                                    (unaudited)
  Computer equipment and software . . . . . . . .  $       68,759  $       5,541
  Furniture and equipment . . . . . . . . . . . .          36,740          6,904
  Vehicle . . . . . . . . . . . . . . . . . . . .          24,166         20,687
  Leasehold improvements. . . . . . . . . . . . .           7,985              -
                                                   --------------  -------------

                                                          137,650         33,132
  Less accumulated depreciation and amortization.          36,531         14,374
                                                   --------------  -------------

    TOTAL . . . . . . . . . . . . . . . . . . . .  $      101,119  $      18,758
                                                   ==============  =============

Depreciation and amortization expense was $7,732, $17,337, $18,663 (unaudited), $5,553 (unaudited), and $36,531 (unaudited) and for the years ended December 31, 2002 and 2001, the nine months ended September 30, 2003 and 2002, and the period from June 18, 1999 (inception) to September 30, 2003 (unaudited), respectively.


NOTE  5  -  CONVERTIBLE  DEBENTURES

On January 28, 2003, the Company issued 600 convertible debentures at a price of $1,000 per debenture to six investors for a total price of $600,000. The convertible debentures bear interest at 7.25% per annum and mature on January 28, 2004. Immediately subsequent to the maturity date, any unconverted principal amount will be automatically converted into shares of common stock. The conversion price for the debentures will be $0.035 per share of the Company's common stock subject to certain limitations of the purchase agreement. At September 30, 2003, the balance of convertible debentures was $600,000 (unaudited).

Two of the six investors are related parties of the Company. Subsequent to September 30, 2003, the two related party investors converted their debentures of $200,000 into 5,714,286 shares of common stock, and the remaining balance of $400,000 plus accrued interest was repaid.

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES

Leases
------
The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $6,261 and expire through March 2005. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $272 to $500, bear interest at approximately 20% per annum, and expire through May 2006.

Future minimum lease payments under these non-cancelable operating and capital lease obligations at September 30, 2003 were as follows:


Year Ending                          Operating   Capital
September 30,                          Leases     Leases
-----------------------------------  ----------  --------
2004. . . . . . . . . . . . . . . .  $  121,499  $ 14,385
2005. . . . . . . . . . . . . . . .      39,404     8,376
2006. . . . . . . . . . . . . . . .           -     3,959
                                     ----------  --------

                                     $  160,903    26,720
                                     ==========
  Less amount representing interest                 2,620
                                                 --------

                                                   24,100
  Less current portion. . . . . . .                14,385
                                                 --------

    LONG-TERM PORTION . . . . . . .              $  9,715
                                                 ========

Rent expense was $26,504, $11,760, $78,422 (unaudited), and $15,356 (unaudited) and $121,449 (unaudited) for the years ended December 31, 2002 and 2001, the nine months ended September 30, 2003 and 2002, and the period from June 18, 1999 (inception) to September 30, 2003 (unaudited), respectively.

Leased capital assets included in property and equipment at December 31, 2002 and September 30, 2003 were estimated to be as follows:


                                  September 30,   December 31,
                                       2003           2002
                                  --------------  -------------
                                   (unaudited)
  Furniture and equipment. . . .  $       44,781  $      20,687
  Less accumulated depreciation.          24,344         13,355
                                  --------------  -------------

    TOTAL. . . . . . . . . . . .  $       20,437  $       7,332
                                  ==============  =============

NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

------
Depreciation expense for assets under capital leases was $2,633, $7,503, $13,130 (unaudited), $1,489 (unaudited) and $26,485 (unaudited) for the years ended December 31, 2002 and 2001, the nine months ended September 30, 2003 and 2002, and the period from June 18, 1999 (inception) to September 30, 2003, respectively.

Employment  Agreements
----------------------
The Company entered into an employment agreement with its President for a term of three years, commencing May 1, 2003 and ending, unless terminated earlier, on May 1, 2006 at a salary of $150,000 per annum. Subsequent to September 30, 2003, this employment agreement was terminated.

Litigation
----------
The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.


NOTE  7  -  SHAREHOLDERS'  EQUITY

Preferred  Stock
----------------
The Company has 50,000,000 authorized shares of non-voting preferred stock with a $0.001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2002 and September 30, 2003 (unaudited).

Common  Stock
-------------
During the year ended December 31, 2002, the Company completed the following transactions:

- issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

- issued 2,310,000 shares of common stock valued at $80,850 to employees of The Company as compensation.

- canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

-------------
During the year ended December 31, 2001, the Company completed the following transactions:

- issued 50,000 shares of common stock to a third party for services rendered valued at $200.

- issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

-    redeemed  1,025,000  shares  of  common  stock  in  exchange  for  $2,662.

- issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

During the year ended December 31, 2000, the Company completed the following transactions:

- issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

- issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

- granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

- issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions.

During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

- issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

- issued 4,130,000 shares of common stock for cash totaling $5,616. Offering costs were not incurred in connection with this transaction.

-------------
During the nine months ended September 30, 2003, the Company completed the following transactions:

- issued 2,100,000 shares of common stock for cash totaling $700,000. Offering costs were not incurred in connection with this transaction.

- issued 3,415,000 shares of common stock valued at $737,700 to employees of the Company as compensation.

- issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

- issued 6,571,428 shares of common stock for the conversion of debt and accrued interest payable totaling $231,021

Employee  Stock  Options
------------------------
In February 2003, the Company granted stock options to purchase 14,886,702 shares of common stock to certain officers of the Company. The stock options have an exercise price of $0.035, which was assumed to be equal to the Company's stock price on the date of grant. The options vest immediately and expire five years from the date of grant.

The following summarizes the stock options transactions under the stock option plans:

                                                                   Weighted-
                                                                    Average
                                                  Stock Options     Exercise
                                                   Outstanding       Price
                                                -----------------  ----------
Outstanding, June 18, 1999 (inception through
    December 31, 2002). . . . . . . . . . . . .                 -  $        -
         Granted (unaudited). . . . . . . . . . . .    14,886,702  $    0.035
                                                -----------------

  OUTSTANDING, SEPTEMBER 30, 2003 (UNAUDITED).         14,886,702  $    0.035
                                                =================

  EXERCISABLE, SEPTEMBER 30, 2003 (UNAUDITED).         14,886,702  $    0.035
                                                =================

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties.

------------------------
If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2002 and 2001 and the nine months ended September 30, 2003 and 2002:


                                For the Nine Months Ended    For the Year Ended
                                       September  30,           December  31
                                 ------------------------  ----------------------
                                     2003         2002        2002        2001
                                 ------------  ----------  ----------  ----------
                                  (unaudited)  (unaudited)
Net loss
  As reported . . . . . . . . .  $(2,073,566)  $(474,481)  $(893,031)  $(391,930)
  Add stock based
    employee compensation
    expense included in net
    income, net of tax. . . . .            -           -           -           -
  Deduct total stock based
    employee compensation
    expense determined
    under fair value method
    for all awards, net of tax.     (446,601)          -           -           -
                                 ------------  ----------  ----------  ----------

    PRO FORMA . . . . . . . . .  $(2,520,167)  $(474,481)  $(893,031)  $(391,930)
                                 ============  ==========  ==========  ==========

Loss per common share
  Basic - as reported . . . . .  $     (0.04)  $   (0.01)  $   (0.02)  $   (0.01)
  Basic - pro forma . . . . . .  $     (0.05)  $   (0.01)  $   (0.02)  $   (0.01)
  Diluted - as reported . . . .  $     (0.04)  $   (0.01)  $   (0.02)  $   (0.01)
  Diluted  pro forma. . . . . .  $     (0.05)  $   (0.01)  $   (0.02)  $   (0.01)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the nine months ended September 30, 2003 (unaudited): dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 1.2%; and expected life of five years. The weighted-average fair value of options granted during the nine months ended September 30, 2003 for which the exercise price equals the market price on the grant date was $0.03, and the weighted-average exercise price was $0.035. No stock options were granted during the nine months ended September 30, 2003 for which the exercise price was less than or greater than the market price on the grant date.

------------------------
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE  8  -  INCOME  TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2002 and 2001 as follows:

                                                  2002     2001
                                                 -------  -------
  Statutory regular federal income benefit rate  (34.0)%  (34.0)%
  State income taxes, net of federal benefit. .   (5.8)    (5.8)
  Change in valuation allowance . . . . . . . .   39.7     39.7
  Other . . . . . . . . . . . . . . . . . . . .    0.1      0.1
                                                 -------  -------

    TOTAL . . . . . . . . . . . . . . . . . . .      - %      - %
                                                 =======  =======

The components of the deferred income tax assets (liabilities) at December 31, 2002 were as follows:

  Net operating loss carry-forwards  $325,223
  Accrued payroll . . . . . . . . .   274,425
                                     --------

                                      599,648
  Valuation allowance . . . . . . .   599,648
                                     --------

    TOTAL . . . . . . . . . . . . .  $      -
                                     ========

The valuation allowance increased by approximately $350,000 during the year ended December 31, 2002. As of December 31, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $893,000 and $893,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE  9  -  RELATED  PARTY  TRANSACTIONS

Loans  from  Officers/Shareholders
----------------------------------
Loans from officers/shareholders at December 31, 2002 and September 30, 2003 consisted of loans from several officers/shareholders throughout the year to finance the Company's operations. At December 31, 2002 and September 30, 2003, $275,186 and $424,810 (unaudited), respectively, were due to the officers/shareholders for these services.


NOTE  10  -  SUBSEQUENT  EVENTS

Merger  Agreement
-----------------
On December 18, 2003, the Company closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiary of the Parent (the "Merger Sub"). The Merger Sub will merge into the Company, and the Merger Sub will cease to exist. The Company will be the only surviving wholly owned subsidiary of the Parent.

Pursuant to the Agreement, (i) the Merger Sub was merged into the Company with the Company becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding Company common stock exchanged their Company common stock for shares of Registrant's common stock at a one-for-one ratio, receiving in the aggregate 66,670,346 shares of the Parent's common stock in exchange for their shares of Company common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of the Company's common stock exchanged their options for options to acquire the Parent's common stock at a one-for-one ratio, receiving in the aggregate options to acquire 14,886,702 shares of the Parent's common stock, (iv) the Company's outstanding 7.25% convertible debentures in the principal amount of $400,000 were assumed by the Parent and became convertible into shares of the Parent's common stock at a one-for-one ratio, and (v) the 100 shares of common stock of the Merger Sub issued and outstanding prior to the merger were converted into 100 shares of the Company's common stock, with the Company becoming a wholly-owned subsidiary of the Parent.

Immediately after the conversions, the aggregate number of shares of the Parent's common stock issuable to the Company was equal to approximately 81.4% of the Parent's total outstanding common stock.

Issuance  of  Common  Stock
---------------------------
In December 2003, the Company issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit.

In October 2003, the Company issued 200,000 shares of common stock for cash proceeds of $100,000. This offering is being conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Introduction

On December 18, 2003, the Company closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiary of the Parent (the "Merger Sub"). The Merger Sub will merge into the Company, and the Merger Sub will cease to exist. The Company will be the only surviving wholly owned subsidiary of the Parent.

Pursuant to the Agreement, (i) the Merger Sub was merged into the Company with the Company becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding Company common stock exchanged their Company common stock for shares of Registrant's common stock at a one-for-one ratio, receiving in the aggregate 66,670,346 shares of the Parent's common stock in exchange for their shares of Company common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of the Company's common stock exchanged their options for options to acquire the Parent's common stock at a one-for-one ratio, receiving in the aggregate options to acquire 14,886,702 shares of the Parent's common stock, (iv) the Company's outstanding 7.25% convertible debentures in the principal amount of $400,000 were assumed by the Parent and became convertible into shares of the Parent's common stock at a one-for-one ratio, and (v) the 100 shares of common stock of the Merger Sub issued and outstanding prior to the merger were converted into 100 shares of the Company's common stock, with the Company becoming a wholly-owned subsidiary of the Parent.

Immediately after the conversions, the aggregate number of shares of the Parent's common stock issuable to the Company was equal to approximately 81.4% of the Parent's total outstanding common stock.

Summarized pro forma balance sheet and results of operations for the year ended December 31, 2002 are presented below to show the affect of the acquisition as if it had occurred as of the beginning of the period presented:

                                                 CanOnline       Delivery
                                               Global Media      Now Corp.     Adjustments      Combined
                                              ---------------  -------------  --------------  ------------
CASH AND CASH EQUIVALENTS. . . . . . . . . .  $       32,002   $     20,034   $ (20,034) (B)  $    32,002
ACCOUNTS RECEIVABLE. . . . . . . . . . . . .              --         95,660     (95,660) (B)           --
LOAN RECEIVABLE - EMPLOYEES. . . . . . . . .              --          3,909      (3,909) (B)           --
PREPAID EXPENSES . . . . . . . . . . . . . .          11,171         10,055     (10,055) (B)       11,171
PROPERTY, PLANT AND EQUIPMENT. . . . . . . .          18,758          1,885      (1,885) (B)       18,758
OTHER ASSETS . . . . . . . . . . . . . . . .              --          2,696      (2,696) (B)           --
                                              ---------------  -------------  --------------  ------------

TOTAL ASSETS . . . . . . . . . . . . . . . .  $       61,931   $    134,239   $(134,239)      $    61,931
                                              ===============  =============  ==============  ============

ACCOUNTS PAYABLE AND ACCRUED EXPENSES. . . .  $      157,255   $     23,096   $ (11,548) (B)  $   168,803
ACCRUED PAYROLL. . . . . . . . . . . . . . .         640,582             --                       640,582
CONVERTIBLE DEBENTURES . . . . . . . . . . .           1,967             --                         1,967
CAPITAL LEASES . . . . . . . . . . . . . . .          20,687             --                        20,687
NOTES PAYABLE - RELATED PARTIES. . . . . . .         275,186             --                       275,186
NOTES PAYABLE. . . . . . . . . . . . . . . .              --         62,680     (62,680) (A)           --


PREFERRED STOCK, $.001 PAR VALUE . . . . . .              --             --              --
PREFERRED STOCK, $.0001 PAR VALUE. . . . . .              --             --              --
COMMON STOCK, $0.0001 PAR VALUE. . . . . . .              --            402        (402) (A)           --
COMMON STOCK, $0.001 PAR VALUE . . . . . . .          47,565             --     (40,526) (B)        7,039
ADDITIONAL PAID IN CAPITAL . . . . . . . . .         511,719        128,273         402  (A)
                                                                                 40,526  (B)
                                                                               (128,273) (B)
                                                                                 (7,912) (B)       544,735
DEFERRED COMPENSATION. . . . . . . . . . . .         (56,000)            --                       (56,000)
ACCUMULATED OTHER COMPREHENSIVE INCOME(LOSS)           2,674             --                         2,674
ACCUMULATED DEFICIT. . . . . . . . . . . . .      (1,539,704)       (80,212)     76,174  (B)   (1,543,742)
                                              ---------------  -------------  --------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT.  $       61,931   $    134,239   $(134,239)      $    61,931
                                              ===============  =============  ==============  ============

NOTES  TO  12/31/02  PRO-FORMA  BALANCE  SHEET

(A)  TO  ELIMINATE  COMMON  STOCK  OF  DELIVERY  NOW  CORP.
(B) TO RECORD ISSUANCE OF SHARES BY CANONLINE GLOBAL MEDIA TO ACQUIRE DELIVERY NOW CORP AND SALE OF BMW MESSENGER SERVICES SUBSIDIARY TO SHAREHOLDERS OF DELIVERY NOW CORP.

                                                 CanOnline       Delivery
                                               Global Media      Now Corp.     Adjustments      Combined
                                              ---------------  -------------  --------------  ------------
REVENUES                                      $           --   $    801,723   $(801,723) (A)  $         --

SERVICE  EXPENSES                                         --        532,969    (532,969) (A)           --
SELLING  EXPENSES                                         --         15,651     (15,651) (A)           --
RESEARCH  AND  DEVELOPMENT                            95,723             --                        95,723
GENERAL  AND  ADMINISTRATIVE                         825,804        338,689    (257,404) (A)      907,089
OTHER  INCOME                                        (35,165)          (263)       (263) (A)      (35,165)
INTEREST  EXPENSE                                      6,669             --                         6,669
                                              ---------------  -------------  --------------  ------------

NET  LOSS                                     $     (893,031)  $    (85,323)  $  (4,038)      $  (974,316)
                                              ===============  =============  ==============  ============

BASIC  AND  DILUTED
 LOSS PER SHARE                               $        (0.02)  $      (0.02)
                                              ===============  =============

WEIGHTED-AVERAGE  NUMBER  OF
 SHARES  OUTSTANDING                              41,870,714      3,804,852
                                              ===============  =============


NOTES  TO  12/31/02  PRO-FORMA  STATEMENT  OF  OPERATIONS

(A) TO RECORD ISSUANCE OF SHARES BY CANONLINE GLOBAL MEDIA TO ACQUIRE DELIVERY NOW CORP AND SALE OF BMW MESSENGER SERVICES SUBSIDIARY TO SHAREHOLDERS OF DELIVERY NOW CORP.

Summarized pro forma balance sheet and results of operations for the nine months ended September 30, 2003 are presented below to show the affect of the acquisition as if it had occurred as of the beginning of the period presented, after eliminating the operations of Delivery Now Corp. for the three months ended December 31, 2002:

                                                 CanOnline       Delivery
                                               Global Media      Now Corp.     Adjustments      Combined
                                              ---------------  -------------  --------------  ------------

CASH  AND  CASH  EQUIVALENTS                  $       35,429   $     10,920   $ (10,920) (B)  $    35,429
ACCOUNTS  RECEIVABLE                                  29,907         91,572     (91,572) (B)       29,907
LOAN  RECEIVABLE  -  EMPLOYEES                            --          2,705      (2,705) (B)           --
PREPAID  EXPENSES                                    101,052          2,596      (2,596) (B)      101,052
PROPERTY,  PLANT  AND  EQUIPMENT                     101,119          3,848      (3,848) (B)      101,119
OTHER  ASSETS                                             --          2,696      (2,696) (B)           --
                                              ---------------  -------------  --------------  ------------

TOTAL  ASSETS                                 $      267,507   $    114,337   $(114,337)      $   267,507
                                              ===============  =============  ==============  ============

ACCOUNTS  PAYABLE  AND  ACCRUED EXPENSES        $    146,611   $     74,155   $ (31,514) (B)  $   189,252
LINE  OF  CREDIT                                          --          5,649      (5,649) (B)           --
ACCRUED  PAYROLL                                   1,098,877             --                     1,098,877
CONVERTIBLE  DEBENTURES                              600,000             --                       600,000
CAPITAL  LEASES                                       24,100             --                        24,100
DEFERRED  REVENUE                                     27,769             --                        27,769
NOTES  PAYABLE  -  RELATED  PARTIES                  424,810         55,641     (55,641) (B)      424,810
NOTES  PAYABLE                                            --         37,809     (37,809) (B)           --


PREFERRED  STOCK,  $.001  PAR  VALUE                      --             --                            --
PREFERRED  STOCK,  $.0001  PAR  VALUE                     --             --                            --
COMMON  STOCK,  $0.0001  PAR  VALUE                       --            402        (402) (A)           --
COMMON  STOCK,  $0.001  PAR  VALUE                    60,151             --     (53,112) (B)        7,039
ADDITIONAL  PAID  IN  CAPITAL                      2,185,354        128,273         402  (A)
                                                                                 53,112  (B)
                                                                               (128,273) (B)
                                                                                 (7,083) (B)    2,231,785
DEFERRED  COMPENSATION                              (656,070)            --                      (656,070)
ACCUMULATED  OTHER  COMPREHENSIVE  INCOME  (LOSS)    (20,834)            --                       (20,834)
ACCUMULATED  DEFICIT                              (3,623,261)      (187,592)    151,632  (B)   (3,659,221)
                                              ---------------  -------------  --------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT   $      267,507   $    114,337   $(114,337)      $   267,507
                                              ===============  =============  ==============  ============

NOTES  TO  9/30/03  PRO-FORMA  BALANCE  SHEET

(A)  TO  ELIMINATE  COMMON  STOCK  OF  DELIVERY  NOW  CORP.
(B) TO RECORD ISSUANCE OF SHARES BY CANONLINE GLOBAL MEDIA TO ACQUIRE DELIVERY NOW CORP AND SALE OF BMW MESSENGER SERVICES SUBSIDIARY TO SHAREHOLDERS OF DELIVERY NOW CORP.

                                                 CanOnline       Delivery
                                               Global Media      Now Corp.     Adjustments      Combined
                                              ---------------  -------------  --------------  ------------

REVENUES                                      $           --   $    637,686    (637,686) (A)  $        --

SERVICE  EXPENSES                                         --        407,503    (407,503) (A)           --
SELLING  EXPENSES                                         --          4,819      (4,819) (A)           --
RESEARCH  AND  DEVELOPMENT                           414,789             --                       414,789
GENERAL  AND  ADMINISTRATIVE                       1,622,619        334,095    (253,911) (A)    1,702,803
OTHER  INCOME                                           (821)            --                          (821)
INTEREST  EXPENSE                                     36,979          3,375      (3,375) (A)       36,979
                                              ---------------  -------------  --------------  ------------

NET  LOSS                                     $   (2,073,566)  $   (112,106)  $ (31,922)      $(2,153,750)
                                              ===============  =============  ==============  ============
BASIC  AND  DILUTED
 LOSS PER SHARE                               $        (0.04)  $      (0.00)
                                              ===============  =============

WEIGHTED-AVERAGE  NUMBER  OF
 SHARES  OUTSTANDING                              55,801,165     40,200,000
                                              ===============  =============

NOTES  TO  9/30/03  PRO-FORMA  STATEMENT  OF  OPERATIONS

(A) TO RECORD ISSUANCE OF SHARES BY CANONLINE GLOBAL MEDIA TO ACQUIRE DELIVERY NOW CORP AND SALE OF BMW MESSENGER SERVICES SUBSIDIARY TO SHAREHOLDERS OF DELIVERY NOW CORP.